                                                                    Exhibit 4.1C

                                                                  EXECUTION COPY



                                 AMENDMENT NO. 3


                  AMENDMENT NO. 3 dated as of March 1, 2002 to the Amended and Restated Credit Agreement dated as of April 6, 2000, as amended by Amendment No. 1 and Waiver dated as of October 30, 2000 and Amendment No. 2 dated as of January 26, 2001, and as supplemented by two Credit Agreement Supplements dated as of August 25, 2000 and October 31, 2000, respectively (as so amended, supplemented and otherwise modified to the date hereof, the "CREDIT AGREEMENT"), each among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), the Offshore Borrowers party thereto, the banks, financial institutions and other institutional lenders party thereto (the "LENDERS"), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as joint lead arranger, joint book-running manager and syndication agent, J.P. MORGAN SECURITIES INC., as joint lead arranger, joint book-running manager and documentation agent, and JPMORGAN CHASE BANK (formerly THE CHASE MANHATTAN BANK), as administrative agent (the "ADMINISTRATIVE AGENT"), and as Offshore Currency Agent, Initial Issuing Bank and Swing Line Bank. Capitalized terms not otherwise defined in this Amendment No. 3 have the same meanings as specified in the Credit Agreement.

                             PRELIMINARY STATEMENTS:

                  (a) The Domestic Borrower has requested that the Credit Agreement be amended on the terms set forth below; and

                  (b) the undersigned Lenders are willing to so amend the Credit Agreement on the terms and conditions of this Amendment No. 3;

                  NOW, THEREFORE, it is hereby agreed as follows:

                  SECTION 1. Amendments. The Credit Agreement is, effective as of the Amendment Effective Date (as hereinafter defined), amended as follows:

                  (a) Schedule II is amended by adding the following new definition in proper alphabetical order:

                  "`AMENDMENT EFFECTIVE DATE' has the meaning specified in
         Section 2 of Amendment No. 3 to the Credit Agreement dated as of March 1, 2002, among the Domestic Borrower, the Offshore Borrowers, the Required Lenders and the Administrative Agent."

                  (b) The definition of "Applicable Margin" in Schedule II is amended by deleting the table contained therein and replacing it with the following table:


                 Amendment No. 3 to Sovereign Credit Agreement

                                                                          TERM A, OFFSHORE ACQUISITION AND
                                                                            REVOLVING CREDIT FACILITIES
         TOTAL DEBT/                  SENIOR DEBT/                       EURODOLLAR               BASE RATE
         EBITDA RATIO                 EBITDA RATIO                         MARGIN                  MARGIN
         ------------                 ------------                         ------                  ------
         Greater than or equal to                                          3.75%                    2.75%
         5.00:1

         Greater than or equal to     Greater than or equal to             3.25%                    2.25%
         4.50:1                       3.50:1

         Greater than or equal to     Greater than or equal to             3.00%                    2.00%
         4.25:1                       3.00:1

         Greater than or equal to     Greater than or equal to             2.75%                    1.75%
         3.75:1                       2.50:1

         Less than 3.75:1             Less than 2.50:1                     2.50%                    1.50%


                  (c) Section 2.02(a) is amended by deleting clause (vi) thereof and replacing it with the following:

         "(vi) a description in reasonable detail acceptable to the Administrative Agent of the use of proceeds of such Borrowing and";

                  (d) Section 2.02(b) is amended by (i) deleting the word "and" at the end of clause (D) thereof and replacing it with a comma and (ii) inserting the following immediately before the period at the end of clause (E) thereof:

         ", and (F) a description in reasonable detail acceptable to the Administrative Agent of the use of proceeds of such Swing Line Borrowing"

                  (e) Section 2.06(b)(ii) is amended by deleting clauses (A) and
         (B) and replacing them with the following:

                  "(A) Asset Dispositions. On the date which is three Business Days following the date of receipt of the Net Cash Proceeds by the Domestic Borrower or any of its Subsidiaries from any Asset Sale, unless a Reinvestment Notice shall have been delivered in respect of such Asset Sale on or prior to the date which is three Business Days following the date of receipt of such Net Cash Proceeds, the Domestic Borrower shall prepay (or cause the applicable Offshore Borrowers to prepay Offshore Acquisition Advances) an aggregate principal amount of the Advances comprising part of the same Borrowings in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, however, that, notwithstanding the foregoing (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $1,000,000 in any Fiscal Year of the Domestic Borrower and (ii) on each Reinvestment Prepayment Date the Advances shall be prepaid, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.06(b)(v); provided, further, that, notwithstanding the foregoing, during the Fiscal Year 2002, the Domestic Borrower shall be permitted to retain an amount equal to 50% of Net Cash Proceeds received by the Domestic Borrower or any of its Subsidiaries in respect of any Asset Sale to be used for the purposes described in Section 2.14 up to an aggregate amount not to exceed $7,500,000 (less any amount retained pursuant to a Reinvestment Notice during such Fiscal Year)";


                 Amendment No. 3 to Sovereign Credit Agreement

                  (B) Debt. On the date which is three Business Days following the date of receipt of the Net Cash Proceeds by the Domestic Borrower or any of its Subsidiaries from the incurrence or issuance by the Domestic Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to any of clauses (i) to (ix) and clauses (xi) and (xii) of Section 5.02(b)), the Domestic Borrower shall prepay (or cause the applicable Offshore Borrowers to prepay Offshore Acquisition Advances) an aggregate principal amount of the Advances comprising part of the same Borrowings in an aggregate amount equal to 90% of such Net Cash Proceeds;";

                  (f) Section 2.06(b)(vii) is amended by deleting each reference to the figure "$5,000,000" contained therein and replacing it with the figure "$3,000,000";

                  (g) Section 2.14 is amended in its entirety and replaced with the following:

                  "SECTION 2.14. Use of Proceeds. The proceeds of the Advances (other than Term B Advances made pursuant to the Existing Credit Agreement) and issuances of Letters of Credit shall be available (and the Domestic Borrower and each Offshore Borrower each agrees that it shall use such proceeds and Letters of Credit) solely for general corporate purposes other than to make Investments (except for Investments permitted under Section 5.02(g)(ii) and (iii), (v) and
         (vi), (viii) and (ix) through (xi))."

                  (h) Clause (vii) Section 5.02(a) is amended by inserting the following immediately prior to the semicolon at the end thereof:

                  ", provided, further, that for the period commencing on the Amendment Effective Date through the Termination Date, the aggregate principal amount of Liens permitted under this clause (vii) shall not exceed $8,000,000, of which not more than $4,000,000 shall consist of Liens on the assets of the Domestic Borrower and the Domestic Subsidiary Guarantors";

                  (i) Clause (ii) of Section 5.02(b) is amended by inserting the following immediately prior to the comma at the end thereof:

                  ", provided, however, that for the period commencing on the Amendment Effective Date through the Termination Date, the aggregate amount of Debt permitted to be incurred under this clause (ii) shall not exceed, together with Debt permitted to be outstanding under clause
         (iv) below, $15,000,000";

                  (j) Clause (iv) of Section 5.02(b) is amended by inserting the following immediately prior to the comma at the end thereof:

                  ", provided, however, that for the period commencing on the Amendment Effective Date through the Termination Date, the aggregate amount of Debt permitted to be outstanding under this clause (iv) shall not at any time exceed $10,000,000, and together with Debt permitted to be incurred under clause (ii) above, shall not at any time exceed $15,000,000";

                  (k) Clause (vii) of Section 5.02(b) is amended in its entirety to read as follows:


                 Amendment No. 3 to Sovereign Credit Agreement

                  "(vii) (A) Debt owed to the Domestic Borrower or any Domestic Subsidiary by a Subsidiary Guarantor, (B) Debt owed to the Domestic Borrower or any Domestic Subsidiary by a Subsidiary other than a Subsidiary Guarantor in an aggregate amount for all such Debt not to exceed $15,000,000 at any time and (C) Debt owed by the Domestic Borrower to a wholly-owned Subsidiary of the Domestic Borrower, which Debt (x) shall constitute Pledged Debt and (y) shall be evidenced by promissory notes in substantially the form attached as Exhibit I or such other form satisfactory to the Administrative Agent; and Debt owed by a direct or indirect Offshore Subsidiary of the Domestic Borrower to another Offshore Subsidiary of the Domestic Borrower, which Debt shall be evidenced by promissory notes in substantially the form attached as
         Exhibit I or such other form satisfactory to the Administrative
         Agent;";

                  (l) Clause (ix) of Section 5.02(b) is amended by inserting the phrase "so long as no Default has occurred and is continuing," at the beginning thereof;

                  (m) Clause (xii) of Section 5.02(b) is amended by inserting the following immediately prior to the semicolon at the end thereof:

                  "provided, however, that neither the Domestic Borrower nor any of its Subsidiaries shall be permitted to become a direct obligor under any refinancing permitted under this clause (xii) to which it was not a party prior to such refinancing";

                  (n) Clause (iv) of Section 5.02(f) is amended by inserting at the beginning thereof the phrase "with the written consent of the Required Lenders,";

                  (o) Clause (i)(E) of Section 5.02(g) is amended by deleting the reference to the figure "$5,000,000" contained therein and replacing it with the figure "$3,000,000";

                  (p) Clause (ii) of Section 5.02(g) is amended in its entirety to read as follows:

                  "(ii) loans and advances to employees in the ordinary course of the business of the Domestic Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $3,000,000 at any time outstanding";

                  (q) Clause (vii) of Section 5.02(g) is amended by deleting the reference to "Section 5.02(e)(vi)" contained therein and replacing it with a reference to "Section 5.02(f)(vi)".

                  (r) Clause (xiii) of Section 5.02(g) is amended by inserting the following immediately prior to the period at the end thereof:

                  "; provided, however, that any Investment made pursuant to this clause (xiii) on or after the Amendment Effective Date shall consist solely of Equity Interests of the Domestic Borrower and shall not include any assumption of Debt unless (x) at any time after March 31, 2003, such Debt is permitted by clauses (ii), (vi), (vii) and
         (viii) of Section 5.02(b) or (y) at the time of and after giving pro forma effect to such Investment, the Total Debt/EBITDA Ratio as of the most recent fiscal quarter for which the Domestic Borrower has delivered financial statements pursuant to Section 5.03(c) is not greater than 4.50:1";


                 Amendment No. 3 to Sovereign Credit Agreement

                  (s) Clause (i)(G) of Section 5.02(h) is amended by inserting the phrase "so long as no Default has occurred and is continuing," at the beginning thereof;

                  (t) Section 5.02(i) is amended by adding the following immediately prior to the period at the end thereof:

                  "; provided, however, that for the period commencing on the Amendment Effective Date through the Termination Date, the aggregate amount of such obligations permitted under this Section 5.02(i) shall not exceed $3,000,000 for the Fiscal Year 2002, such amount to be increased by an additional $250,000 in each subsequent Fiscal Year";

                  (u) Section 5.02(q) is amended by (i) deleting the reference to the figure "$13,000,000" contained therein and replacing it with the figure "$12,000,000", (ii) deleting the reference to the percentage "5%" contained therein and replacing it with the percentage "4%" and
         (iii) inserting the following immediately prior to the period at the end thereof:

                  "; provided, however, that, notwithstanding the foregoing, the aggregate amount of Capital Expenditures permitted under this Section 5.02(q) for the Fiscal Years 2002 and 2003 shall not exceed $10,000,000 and $12,000,000, respectively";

                  (v) Section 5.03(b) is amended by (i) deleting the word "and" at the end of clause (ii) thereof and replacing it with a comma and
         (ii) inserting the following immediately before the period at the end of clause (iii) thereof:

         "and (iv) a copy of the management letter delivered to the management of the Domestic Borrower from such accountants in connection with the delivery of its annual audit report";

                  (w) Section 5.03(c) is amended in its entirety and replaced with the following:

                  "(i) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Domestic Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Domestic Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Domestic Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Financial Officer of the Domestic Borrower as having been prepared in accordance with GAAP, together with (A) a certificate of said officer stating either that such Chief Financial Officer has, after due inquiry, no knowledge that any Default has occurred and is continuing or, if the Chief Financial Officer has knowledge that a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Domestic Borrower has taken and proposes to take with respect thereto, (B) a schedule in form satisfactory to the Administrative Agent of the computations used by the Domestic Borrower in determining


                 Amendment No. 3 to Sovereign Credit Agreement compliance with the covenants contained in Section 5.04 and (C) a comparison in form reasonably acceptable to the Administrative Agent with the Domestic Borrower's budget for such period, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Domestic Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP in effect on the date hereof.

                  (ii) Monthly Financials. As soon as available and in any event within 30 days after the end of each month, a Consolidated balance sheet of the Domestic Borrower and its Subsidiaries as of the end of such month and Consolidated statements of income and a Consolidated statement of cash flows of the Domestic Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statements of income and a Consolidated statement of cash flows of the Domestic Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year, all in reasonable detail and duly certified by the Chief Financial Officer of the Domestic Borrower."; and

                  (x) Section 5.04 is amended by deleting subsections (a) through (d) thereof and replacing them with the following:

                  "(a) Total Debt/EBITDA. Maintain at the end of each fiscal quarter of the Domestic Borrower a Total Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

                             DURING QUARTER ENDING                  RATIO
                             ---------------------                  -----
                             December 31, 2001                      6.25:1
                             March 31, 2002                         6.50:1
                             June 30, 2002                          6.50:1
                             September 30, 2002                     6.50:1
                             December 31, 2002                      5.75:1
                             March 31, 2003                         5.00:1
                             June 30, 2003                          5.00:1
                             September 30, 2003                     5.00:1
                             December 31, 2003                      5.00:1
                             March 31, 2004                         5.00:1
                             June 30, 2004                          5.00:1
                             September 30, 2004                     5.00:1
                             December 31, 2004                      5.00:1
                             March 31, 2005                         4.75:1
                                and thereafter

                  (b) Senior Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower a Senior Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:


                 Amendment No. 3 to Sovereign Credit Agreement

                             DURING QUARTER ENDING                  RATIO
                             ---------------------                  -----
                             December 31, 2001                      2.55:1
                             March 31, 2002                         2.55:1
                             June 30, 2002                          2.55:1
                             September 30, 2002                     2.55:1
                             December 31, 2002                      2.10:1
                             March 31, 2003                         2.50:1
                               and thereafter

                  (c) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:

                             DURING QUARTER ENDING                  RATIO
                             ---------------------                  -----
                             December 31, 2001                      0.95:1
                             March 31, 2002                         0.75:1
                             June 30, 2002                          0.75:1
                             September 30, 2002                     0.80:1
                             December 31, 2002                      0.85:1
                             March 31, 2003                         1.15:1
                             June 30, 2003                          1.15:1
                             September 30, 2003                     1.15:1
                             December 31, 2003                      1.15:1
                             March 31, 2004                         1.20:1
                               and thereafter

                  (d) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

                             DURING QUARTER ENDING                  RATIO
                             ---------------------                  -----
                             December 31, 2001                      1.55:1
                             March 31, 2002                         1.50:1
                             June 30, 2002                          1.50:1
                             September 30, 2002                     1.55:1
                             December 31, 2002                      1.65:1
                             March 31, 2003                         2.25:1
                             June 30, 2003                          2.25:1
                             September 30, 2003                     2.25:1
                             December 31, 2003                      2.25:1
                             March 31, 2004                         2.50:1
                               and thereafter


                 Amendment No. 3 to Sovereign Credit Agreement

                  (e) Liquidity. Maintain at all times Unused Revolving Credit Commitments of not less than the amount set forth below for each period set forth below:

                                                              UNUSED REVOLVING CREDIT
                                    PERIOD                      COMMITMENTS
                                    ------                      -----------
                             From the Amendment                 $10,000,000
                               Effective Date through
                               December 30, 2002
                             December 31, 2002                  $12,500,000
                               through March 31, 2003

                  SECTION 2. Effectiveness. This Amendment No. 3 shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received the following (the "AMENDMENT EFFECTIVE DATE"):

                  (a) counterparts of this Amendment No. 3 executed by the undersigned and the Required Lenders or, as to any of the Required Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment No. 3;

                  (b) the Consent attached hereto, executed by each Subsidiary Guarantor;

                  (c) the payment to the Administrative Agent for the account of each Lender which has delivered a counterpart of this Amendment No. 3 of a fee equal to 0.25% of the sum of such Lender's outstanding Term Advances and Revolving Credit Commitments;

                  (d) the payment to the Administrative Agent of all accrued and unpaid fees, costs and expenses of the Administrative Agent including, without limitation, the fees, costs and expenses payable pursuant to
         Section 3(c) below; and

                  (e) an officer's certificate from a Responsible Officer of the Domestic Borrower dated the Amendment Effective Date, certifying that
         (i) the representations and warranties contained in the Loan Documents remain true and correct as though made on and as of the Amendment Effective Date (other than those that expressly refer to another date), and (ii) no event has occurred and is continuing which constitutes a Default.

                  SECTION 3. Miscellaneous. (a) On and after the effectiveness of this Amendment No. 3, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 3. The Credit Agreement, as specifically amended by this Amendment No. 3, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.


                 Amendment No. 3 to Sovereign Credit Agreement

                  (b) Compliance with the provisions of Sections 2.06(b)(ii)(B) and 5.04 of the Credit Agreement for any period prior to the Amendment Effective Date shall be determined by reference to Section 2.06(b)(ii)(B) or 5.04, respectively, as amended by this Amendment No. 3 and any Default that occurred or would occur but for the amendment of
         Section 2.06(b)(ii)(B) or 5.04 pursuant to this Amendment No. 3 shall be deemed to have been waived as of the date of the occurrence thereof.

                  (c) The Domestic Borrower agrees to pay on demand all fees, costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment No. 3 and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

                  (d) This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 3 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 3.

                  (e) This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York.


                 Amendment No. 3 to Sovereign Credit Agreement

                  IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 3 to be executed and delivered by their duly authorized officer as of the date first above written.


Domestic Borrower:                  SOVEREIGN SPECIALTY CHEMICALS, INC.


                                    By           /s/  John R. Mellet
                                        --------------------------------------
                                        Title:   Vice President & CFO


Offshore Borrowers:                 SOVEREIGN SPECIALTY CHEMICALS LIMITED


                                    By           /s/  John R. Mellet
                                        --------------------------------------
                                        Title:   Vice President


                                    SOVEREIGN SPECIALTY CHEMICALS (S) PTE. LTD.


                                    By           /s/  John R. Mellet
                                        --------------------------------------
                                        Title:   Vice President


                 Amendment No. 3 to Sovereign Credit Agreement

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, as a Joint Lead Arranger


By       /s/  Carol J.E. Feeley
     -----------------------------------------------------------
     Title:    Director


MERRILL LYNCH CAPITAL CORPORATION,
     as a Lender


By       /s/  Carol J.E. Feeley
     -----------------------------------------
     Title:    Vice President


J.P. MORGAN SECURITIES INC.,
     as a Joint Lead Arranger


By       /s/  Adam Sell
     -----------------------------------------
     Title:    Vice President


JPMORGAN CHASE BANK,
     as Administrative Agent and as a Lender


By       /s/  Lawrence Palumbo, Jr.
     -----------------------------------------
     Title:    Vice President


NATIONAL CITY BANK,
     as a Lender


By       /s/
     -----------------------------------------
     Title:    Corporate Banking Officer


                 Amendment No. 3 to Sovereign Credit Agreement

THE BANK OF NOVA SCOTIA,
     as a Lender


By
     -----------------------------------------
     Title:


SCOTIABANK EUROPE PLC,
     as a Lender


By
     -----------------------------------------
     Title:


ABN AMRO BANK N.V.,
     as a Lender


By       /s/  Nancy W. Lanzoni
     -----------------------------------------
     Title:    Group Vice President


By       /s/  Henry Sosa
     -----------------------------------------
     Title:     Assistant Vice President


CREDIT AGRICOLE INDOSUEZ,
     as a Lender


By       /s/  Charles Hiatt
     -----------------------------------------
     Title:     Vice President
                Manager


By       /s/  Phillip J. Salter
     -----------------------------------------
     Title:    Vice President
               Sr. Relationship Manager


                 Amendment No. 3 to Sovereign Credit Agreement

BLACK DIAMOND CLO 1998-1 LTD.,
     as a Lender


By       /s/  Paul Cope
     -----------------------------------------
     Title:    Director



BLACK DIAMOND CLO 2000-1 LTD.,
     as a Lender


By       /s/  Paul Cope
     -----------------------------------------
     Title:    Director


                 Amendment No. 3 to Sovereign Credit Agreement

                                     CONSENT


                  CONSENT dated as of March 1, 2002 (this "CONSENT"), to the foregoing Amendment No. 3 dated as of the date hereof to Amended and Restated Credit Agreement dated as of April 6, 2000, as amended, supplemented or otherwise modified to the date hereof (the "CREDIT AGREEMENT"), among Sovereign Specialty Chemicals, Inc., as Domestic Borrower, and the Offshore Borrowers, Lender Parties and the Agents referred to therein. Capitalized terms used in this Consent without definition shall have the respective meanings provided in the Credit Agreement.

                  Each of the undersigned, as a Subsidiary Guarantor under one or more of the Guaranties in favor of the Secured Parties, hereby consents to the foregoing Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranties are, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in each Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered by their duly authorized officers as of the date first above written.

IMPERIAL ADHESIVES, INC.               SIA ADHESIVES, INC.


By:   /s/     John R. Mellet           By :   /s/     John R. Mellet
      ----------------------------            -------------------------------
      Title:  Vice President                  Title:  Vice President


SOVEREIGN ADHESIVES, INC.              SOVEREIGN PACKAGING
                                       GROUP, INC.


By:   /s/     John R. Mellet           By :   /s/     John R. Mellet
      ----------------------------            -------------------------------
      Title:  Vice President                  Title:  Vice President


SOVEREIGN HOLDINGS, LLC                OSI SEALANTS, INC.


By:   /s/     John R. Mellet           By :   /s/     John R. Mellet
      ----------------------------            -------------------------------
      Title:  Vice President                  Title:  Vice President


SOVEREIGN SPECIALTY CHEMICALS          TANNER CHEMICALS, INC.
LIMITED


By:   /s/     John R. Mellet           By :   /s/     John R. Mellet
      ----------------------------            -------------------------------
      Title:  Vice President                  Title:  Vice President